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Exhibit 3.1.2

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz
Certificate of Change Pursuant to NRS 78.209
Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.
Name of corporation: VitaCube Systems Holdings, Inc.

2.
The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.
The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 50,000,000, par value $.001

4.
The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 50,000,000, par value $.001 per share

5.
The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: The issued and outstanding common stock are reverse split on a 1-for-5 basis.

6.
The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional share resulting from the reverse split will be rounded up to one share.
7.	Effective date of filing (optional):	December 8, 2004 (must not be later than 90 days after the certificate is filed)
8.	Officer Signature:	/s/ SANFORD D. GREENBERG Signature	CEO/President Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached for schedule.

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Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations